UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 17, 2015

CARE CAPITAL PROPERTIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-37356	37-1781195
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

353 N. Clark Street, Suite 2900, Chicago, Illinois	60654
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (312) 881-4700

Not Applicable

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

On August 17, 2015, Care Capital Properties, Inc. (“CCP”) entered into a Separation and Distribution Agreement with Ventas, Inc. (“Ventas”), pursuant to which Ventas agreed to transfer most of its post-acute / skilled nursing facility portfolio to CCP (the “Separation”) and distribute all of the Ventas-owned common stock of CCP to Ventas stockholders in a distribution intended to be tax-free to Ventas stockholders (the “Distribution”). The Distribution was effective at 11:59 p.m., Eastern Time, on August 17, 2015 (the “Effective Time”) to Ventas stockholders of record as of the close of business on August 10, 2015. As a result of the Distribution, CCP is now an independent public company and its common stock is listed on the New York Stock Exchange under the symbol “CCP.”.

Separation Arrangements

On August 17, 2015, CCP entered into various other agreements with Ventas contemplated by the Separation and Distribution Agreement to provide a framework for CCP’s relationship with Ventas following the Separation and Distribution, including:

•                  a Transition Services Agreement;

•                  a Tax Matters Agreement; and

•                  an Employee Matters Agreement.

A summary of the material terms of these agreements can be found in the section entitled “Our Relationship with Ventas Following the Distribution” in the Information Statement, dated July 31, 2015, filed herewith as Exhibit 99.1 and incorporated in this Item 1.01 by reference.  The summary is qualified in its entirety by reference to the Separation and Distribution Agreement, the Transition Services Agreement, the Tax Matters Agreement and the Employee Matters Agreement, copies of which are filed herewith as Exhibits 2.1, 10.1, 10.2 and 10.3, respectively, and incorporated in this Item 1.01 by reference.

Debt Arrangements

On August 17, 2015, Care Capital Properties, LP, a wholly owned subsidiary of CCP (“Care Capital LP”), as borrower, and CCP, Care Capital Properties GP, LLC and certain subsidiaries of Care Capital LP, as guarantors, entered into a Credit and Guaranty Agreement (the “Credit Agreement”) with a syndicate of banks identified therein, as lenders, Bank of America, N.A., as administrative agent (the “Administrative Agent”), Bank of America, N.A., JPMorgan Chase Bank, N.A., Barclays Bank PLC and Citizens Bank, National Association, as Swing Line Lenders and L/C Issuers, and various agents identified therein.

The Credit Agreement is comprised of a $600 million unsecured revolving credit facility (the “Revolver”), with sublimits for letters of credit and swingline loans of $50 million each, a $600 million unsecured term loan and a $800 million unsecured term loan (collectively, the “Term Loans” and together with the Revolver, the “Facility”).  The Revolver has an initial term of four years, but may be extended, at Care Capital LP’s option subject to compliance with the terms of the Credit Agreement and payment of a customary fee, for two additional six-month periods. The $600 million and $800 million Term Loans mature in August 2017 and August 2020, respectively.  If, prior to the first anniversary of the closing date, Care Capital LP prepays the two-year Term Loan in an amount greater than $350 million, subject to compliance with the terms of the Credit Agreement and payment of a customary fee, not less than $100 million and up to $250 million of the Term Loan that was prepaid in excess of $250 million will be added to the Revolver commitments.  The Credit Agreement also includes an accordion feature that permits Care Capital LP to increase the aggregate borrowing capacity under the Facility to up to $2.5 billion.

All of the obligations under the Credit Agreement are senior unsecured obligations of Care Capital LP and are guaranteed by CCP, Care Capital Properties GP, LLC and the majority of Care Capital LP’s subsidiaries. At such time as Care Capital LP receives at least one investment grade rating from either Moody’s Investor Services, Inc. (“Moody’s”) or Standard & Poor’s Ratings Services (“S&P”), the guarantees by all subsidiaries of Care Capital LP will be released.

Borrowings under the Facility bear interest at a fluctuating rate per annum equal to the applicable LIBOR for Eurocurrency rate loans and the higher of (i) the federal funds rate plus 0.50%, (ii) the Administrative Agent’s prime rate and (iii) the applicable LIBOR plus 1% for base rate loans, plus, in each case, an applicable margin based on Care Capital LP’s leverage, until such time as Care Capital LP receives at least one investment grade rating from either Moody’s or S&P.  Once Care Capital LP has received at least one investment grade rating from either Moody’s or S&P, the applicable margin with respect to borrowings under the Facility will be based on Care Capital Properties LP’s senior unsecured long-term debt ratings.  Care Capital LP is also obligated to pay a usage fee on the aggregate commitments under the Revolver until such time as Care Capital LP receives at least one investment grade rating from either Moody’s or S&P.  Thereafter, Care Capital LP will be obligated to pay an annual facility fee on the aggregate commitments under the Revolver based on its debt ratings.  Based on Care Capital LP’s leverage at closing, the applicable margin on the Revolver borrowings is 1.70% and the applicable margin on the Term Loans is 1.60%.

The Credit Agreement contains various affirmative and restrictive covenants that are customary for an unsecured loan of this nature, including, without limitation, customary reporting obligations and restrictions pertaining to (i) liens, (ii) investments, (iii) mergers, consolidations, sales of assets and similar transactions, (iv) restricted payments and (v) transactions with affiliates. In addition, the Credit Agreement requires that the following financial covenants be met: (1) minimum consolidated adjusted net worth, (2) maximum consolidated total leverage ratio, (3) maximum consolidated secured leverage ratio, (4) maximum consolidated unsecured leverage ratio, (5) minimum consolidated fixed charge coverage ratio, (6) minimum consolidated unsecured interest coverage ratio and (7) minimum consolidated unencumbered debt yield.

The Credit Agreement provides for customary events of default, including non-payment of principal or interest, violation of covenants, material inaccuracy of any representations or warranties, specified cross-default and cross-acceleration to other material indebtedness, certain bankruptcy events, material judgments, certain ERISA events, material invalidity of guarantees or grant of security interest, and change of control of CCP.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is filed herewith as Exhibit 10.4 and incorporated in this Item 1.01 by reference.

The representations, warranties and covenants contained in the Credit Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to investors, or may have been used for the purpose of allocating risk between the parties.  Accordingly, the representations and warranties in the Credit Agreement are not necessarily characterizations of the actual state of facts about CCP, Care Capital LP and their subsidiaries at the time they were made or otherwise and should be read only in conjunction with the other information that CCP makes publicly available in reports, statements and other documents filed with the Securities and Exchange Commission.  Investors are not third-party beneficiaries of, and should not rely upon, such representations, warranties and covenants.

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under the heading “Debt Arrangements” in Item 1.01 of this Current Report on Form 8-K and Exhibit 10.4 to this Current Report on Form 8-K are incorporated in this Item 2.03 by reference.

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Officers

In connection with the Distribution, as of immediately prior to the Effective Time, the following individuals were appointed to the offices of CCP set forth opposite their names in the table below:

Lori B. Wittman	Executive Vice President and Chief Financial Officer
Kristen M. Benson	Executive Vice President, General Counsel and Corporate Secretary
Timothy A. Doman	Executive Vice President and Chief Operating Officer

Raymond J. Lewis, previously appointed as the Chief Executive Officer of CCP, and James L. Majernik, previously appointed as the Vice President, Accounting of CCP, continued in their respective roles following the Distribution.

Biographical information for Messrs. Lewis and Doman, Ms. Wittman and Ms. Benson and compensation information for CCP’s named executive officers can be found in the sections entitled “Management—Executive Officers Following the Separation” and “Compensation of Named Executive Officers,” respectively, in the Information Statement, dated July 31, 2015, filed herewith as Exhibit 99.1 and incorporated in this Item 5.02 by reference.

James L. Majernik is CCP’s Vice President, Accounting.  Prior to joining CCP, Mr. Majernik was a Director in the Capital Markets and Accounting Advisory Services business of PricewaterhouseCoopers from 2005 to 2015, where he advised clients on complex accounting and financial reporting matters within the context of exceptional change, such as acquisitions, capital raising and the related critical areas of accounting.  From 2001 to 2005, Mr. Majernik worked with PricewaterhouseCoopers auditing real estate investment trusts and other asset managers.

Resignation and Appointment of Directors

In connection with the Distribution, as of immediately prior to the Effective Time,  the Board of Directors of CCP (the “Board”) was increased from four directors to seven directors.  Each of John S. Gates, Jr., Ronald G. Geary, Jeffrey A. Malehorn, Dale A. Reiss and John L. Workman was elected, and each of Raymond J. Lewis and Douglas Crocker II, who had been elected to the Board effective August 6, 2015, was reelected, as a director of the Company as of immediately prior to the Effective Time.  As of immediately prior to the Effective Time, Lori B. Wittman and Timothy A. Doman, who had been serving as members of the Board, ceased to be directors of the Company.

Biographical and compensation information for each of the directors elected to the Board can be found in the sections entitled “Management—Board of Directors Following the Distribution” and “—Director Compensation Following the Distribution,” respectively, in the Information Statement, dated July 31, 2015, filed herewith as Exhibit 99.1 and incorporated in this Item 5.02 by reference.

On August 5, 2015, the Board approved CCP’s non-employee director compensation structure, to be effective as of the Effective Time, which provides that the compensation paid to, or earned by, CCP’s non-employee directors will be comprised of the following components:

•                  Board retainer of $19,000 for each calendar quarter of service.

•                  Fee of $1,500 for each Board, or Audit, Compensation or Nominating Committee meeting in excess of eight meetings attended during a year.

•                  Annual equity grant under the Care Capital Properties, Inc. 2015 Incentive Plan or an applicable successor plan (the “Incentive Plan”) with a grant date fair value of $114,000, in the form of restricted stock or restricted stock units, at the director’s prior election.

In addition, effective as of the Effective Time, the chairman of the Board will receive a grant of restricted stock under the Incentive Plan with a grant date fair value of $250,000, which will vest ratably over three years, and each member of the Board will receive a portion of the annual equity grant described above in the form of restricted stock under the Incentive Plan, prorated for the period beginning as of the Effective Time and ending on the date of CCP’s 2016 annual meeting of stockholders, which will vest in full on the day immediately prior to the date of CCP’s 2016 annual meeting of stockholders, in each case, subject to the applicable director’s continued service and with accelerated vesting upon death, disability or a change in control.

On August 5, 2015, the Board also approved the Care Capital Properties, Inc. Non-Employee Director Deferred Stock Compensation Plan (the “Directors Deferred Plan”), to be effective as of the date of the Distribution, and authorized the reservation of 500,000 shares of CCP common stock for issuance pursuant to the Directors Deferred Plan. Pursuant to the Directors Deferred Plan, non-employee directors may elect to defer receipt of all or a portion of their cash retainer and meeting fees. Deferred fees are credited to each participating director in the form of stock units, based on the fair market value of the common stock on the deferral date. At the prior election of the participating director, dividend equivalents on the stock units are either paid in cash or credited as additional units. Upon termination of a participating director’s service on the Board, or at such later time as he or she has previously designated, the director’s stock unit account is settled in whole share of common stock on a one-for-one basis and distributed either in one lump sum or in installments over a period of not more than ten years following the director’s termination of service as a director, at the director’s prior election. Fractional stock units are paid out in cash. This summary is qualified in its entirety by reference to the Directors Deferred Plan, a copy of which is filed herewith as Exhibit 10.5 and incorporated in this Item 5.02 by reference.

As of the effective time of his election to the Board, Mr. Crocker was appointed to serve as Chairman of the Board and as a member of the Audit Committee.

Effective as of immediately prior to the Effective Time:

•                                          Mr. Gates and Mr. Geary were appointed to serve as members of the Audit Committee, with Mr. Gates appointed to serve as chair;

•                                          Ms. Reiss, Mr. Malehorn and Mr. Workman were appointed to serve as members of the Compensation Committee, with Ms. Reiss appointed to serve as chair;

•                                          Mr. Crocker, Mr. Lewis, Mr. Malehorn and Ms. Reiss were appointed to serve as members of the Executive Committee, with Mr. Crocker appointed to serve as chair;

•                                          Mr. Crocker, Mr. Gates, Mr. Lewis and Mr. Malehorn were appointed to serve as members of the Investment Committee, with Mr. Crocker appointed to serve as chair; and

•                                          Mr. Geary, Ms. Reiss and Mr. Workman were appointed to serve as members of the Nominating Committee, with Mr. Geary appointed to serve as chair.

Compensatory Arrangements of Certain Officers

On August 5, 2015, the Board approved the Incentive Plan, to be effective as of the date of the Distribution, and authorized the reservation of 7,000,000 shares of CCP common stock for issuance pursuant to the Incentive Plan.  A summary of the material terms of the Incentive Plan can be found in the section entitled “Other Compensation Programs and Practices—CCP 2015 Incentive Plan” in the Information Statement, dated July 31, 2015, filed herewith as Exhibit 99.1 and incorporated in this Item 5.02 by reference.  This summary is qualified in its entirety by reference to the Incentive Plan, a copy of which is filed herewith as Exhibit 10.6 and incorporated in this Item 5.02 by reference.

On August 5, 2015, the Board also approved an employment agreement with Mr. Lewis and a form of employee protection and noncompetition agreement to be entered into with each of Ms. Wittman, Ms. Benson and Mr. Doman, each to become effective as of the Effective Time.  A summary of the material terms of these agreements can be found in the section entitled “Employment Agreements and Other Similar Arrangements” in the Information Statement, dated July 31, 2015, filed herewith as Exhibit 99.1 and incorporated in this Item 5.02 by reference.  This summary is qualified in its entirety by reference to the Employment Agreement by and between CCP and Raymond J. Lewis, dated as of August 17, 2015, and the Form of Employee Protection and Noncompetition Agreement, copies of which are filed herewith as Exhibits 10.7 and 10.8, respectively, and incorporated in this Item 5.02 by reference.

Item 5.03.                                        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective as of 11:58 p.m. on August 17, 2015, CCP amended and restated its Certificate of Incorporation, as amended (the “Amended and Restated Certificate of Incorporation”), and its Bylaws, as amended (the “Amended and Restated Bylaws”).

A summary of the material terms of the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws can be found in the section entitled “Description of CCP’s

Capital Stock” in the Information Statement, dated July 31, 2015, filed herewith as Exhibit 99.1 and incorporated in this Item 5.03 by reference.  This summary is qualified in its entirety by reference to the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws, copies of which are filed herewith as Exhibits 3.1 and 3.2, respectively, and incorporated in this Item 5.03 by reference.

Item 5.05.                                        Amendments to the Registrants Code of Ethics, or Waiver of a Provision of the Code of Ethics.

In connection with the Distribution, the Board adopted a Global Code of Ethics and Business Conduct, effective as of immediately prior to the Effective Time. A copy of CCP’s Global Code of Ethics and Business Conduct is available on the CCP website at www.carecapitalproperties.com.

Item 8.01.                                        Other Events.

On August 14, 2015, a wholly owned subsidiary of the Company completed its previously disclosed acquisition of a specialty healthcare and seniors housing valuation firm.  A description of the acquisition can be found in the section entitled “Sale of Unregistered Securities” in the Information Statement, dated July 31, 2015, filed herewith as Exhibit 99.1 and incorporated in this Item 8.01 by reference. CCP issued 339,602 shares of its common stock to the sellers in such transaction.  If the value of the common stock issued to the sellers based on the volume-weighted average price (“VWAP”) of the common stock over the 30 days immediately prior to the six-month anniversary of the closing of the acquisition is less than approximately $11.5 million, CCP will issue additional shares of common stock to the sellers such that the total value of all shares issued to the sellers, based on that VWAP is equal to approximately $11.5 million, except that the number of additional shares issued after the closing of the acquisition shall not exceed the number of shares issued at the closing.

On August 18, 2015, CCP issued a press release announcing the completion of the Distribution and the start of its operations as an independent company. A copy of the press release is filed herewith as Exhibit 99.2 and incorporated in this Item 8.01 by reference.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.
2.1	Separation and Distribution Agreement, dated as of August 17, 2015, by and between Ventas, Inc. and Care Capital Properties, Inc.

3.1	Amended and Restated Certificate of Incorporation of Care Capital Properties, Inc.

3.2	Amended and Restated Bylaws of Care Capital Properties, Inc.

10.1	Transition Services Agreement, dated as of August 17, 2015, by and between Ventas, Inc. and Care Capital Properties, Inc.

10.2	Tax Matters Agreement, dated as of August 17, 2015, by and between Ventas, Inc. and Care Capital Properties, Inc.

10.3	Employee Matters Agreement, dated as of August 17, 2015, by and between Ventas, Inc. and Care Capital Properties, Inc.

10.4

Credit and Guaranty Agreement, dated as of August 17, 2015, among Care Capital Properties, LP, as borrower, Care Capital Properties, Inc. and the other guarantors identified therein, as guarantors, the lenders identified therein, Bank of America, N.A., as administrative agent, Bank of America, N.A., JPMorgan Chase Bank, N.A., Barclays Bank PLC and Citizens Bank, National Association, as swing line lenders and L/C issuers, and various agents identified therein.

10.5	Care Capital Properties, Inc. Non-Employee Director Deferred Stock Compensation Plan.

10.6	Care Capital Properties, Inc. 2015 Incentive Plan.

10.7	Employment Agreement by and between the Company and Raymond J. Lewis, dated as of August 17, 2015.

10.8	Form of Employee Protection and Noncompetition Agreement.

99.1

Information Statement of Care Capital Properties, Inc., dated July 31, 2015 (incorporated herein by reference to exhibit 99.1 to the Current Report on Form 8-K, filed by Care Capital Properties, Inc. on August 5, 2015).

99.2	Press release issued by Care Capital Properties, Inc. on August 18, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Care Capital Properties, Inc.

Date: August 21, 2015	By:	/s/ Kristen M. Benson
Kristen M. Benson
Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.
2.1	Separation and Distribution Agreement, dated as of August 17, 2015, by and between Ventas, Inc. and Care Capital Properties, Inc.

3.1	Amended and Restated Certificate of Incorporation of Care Capital Properties, Inc.

3.2	Amended and Restated Bylaws of Care Capital Properties, Inc.

10.1	Transition Services Agreement, dated as of August 17, 2015, by and between Ventas, Inc. and Care Capital Properties, Inc.

10.2	Tax Matters Agreement, dated as of August 17, 2015, by and between Ventas, Inc. and Care Capital Properties, Inc.

10.3	Employee Matters Agreement, dated as of August 17, 2015, by and between Ventas, Inc. and Care Capital Properties, Inc.

10.4

Credit and Guaranty Agreement, dated as of August 17, 2015, among Care Capital Properties, LP, as borrower, Care Capital Properties, Inc. and the other guarantors identified therein, as guarantors, the lenders identified therein, Bank of America, N.A., as administrative agent, Bank of America, N.A., JPMorgan Chase Bank, N.A., Barclays Bank PLC and Citizens Bank, National Association, as swing line lenders and L/C issuers, and various agents identified therein.

10.5	Care Capital Properties, Inc. Non-Employee Director Deferred Stock Compensation Plan.

10.6	Care Capital Properties, Inc. 2015 Incentive Plan.

10.7	Employment Agreement by and between the Company and Raymond J. Lewis, dated as of August 17, 2015.

10.8	Form of Employee Protection and Noncompetition Agreement.

99.1

Information Statement of the Care Capital Properties, Inc., dated July 31, 2015 (incorporated herein by reference to exhibit 99.1 to the Current Report on Form 8-K, filed by Care Capital Properties, Inc. on August 5, 2015).

99.2	Press release issued by Care Capital Properties, Inc. on August 18, 2015.